Exhibit 99.1

JOINT FILING AGREEMENT

September 23, 2025

Pursuant to and in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the applicable exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date set forth above.

IKAV General Partner s.a r.l.

By:	/s/ Gregor Gruber
Name:	Gregor Gruber
Title:	Director

By:	/s/ Marco Hoopmann
Name:	Marco Hoopmann
Title:	Director

VEPU Inc.

By:	/s/ Gregor Gruber
Name:	Gregor Gruber
Title:	Director

IDI Investment s.a r.l.

By:	/s/ Gregor Gruber
Name:	Gregor Gruber
Title:	Director

By:	/s/ Marco Hoopmann
Name:	Marco Hoopmann
Title:	Director

IKAV SICAV-FIS SCA

By:	/s/ Gregor Gruber
Name:	Gregor Gruber
Title:	Director

By:	/s/ Marco Hoopmann
Name:	Marco Hoopmann
Title:	Director

SIMLOG Inc.

By:	/s/ Bobby Saadati
Name:	Bobby Saadati
Title:	President

By:	/s/ Megan Ebadat
Name:	Megan Ebadat
Title:	Treasurer

Simlog S.a r.l.

By:	/s/ Gregor Gruber
Name:	Gregor Gruber
Title:	Director

By:	/s/ Marco Hoopmann
Name:	Marco Hoopmann
Title:	Director

Institut fur Kapitalanlagen und Vesicherungslosungen GmbH

By:	/s/ Evelin Foelster
Name:	Evelin Foelster
Title:	Director

Constantin von Wasserschleben

/s/ Constantin von Wasserschleben